                                                                     EXHIBIT 3.3

                         CERTIFICATE OF INCORPORATION
                                       OF
                  ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST:    The name of the corporation (hereinafter called the
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"Corporation") is:  Anthony Crane Holdings Capital Corporation.

          SECOND:   The address, including street, number, city, and county, of
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the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

          THIRD:    The nature of the business and the purposes to be conducted
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and promoted by the Corporation, shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The total number of shares of stock which the Corporation
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shall have authority to issue is One Thousand (1,000). The par value of all of the shares of the Corporation shall be One Dollar ($1.00) per share. All such shares are of one (1) class and are shares of Common Stock.

          FIFTH:    The name and the mailing address of the incorporator are as
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follows:

          NAME                                MAILING ADDRESS
          ----                                ---------------

          Douglas C. Loviscky, Esq.           Williams Coulson
                                              Two Chatham Center, Suite 1500
                                              Pittsburgh, PA  15219

          SIXTH:    The Corporation is to have perpetual existence.
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          SEVENTH:  The personal liability of the directors of the Corporation
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is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of (S) 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          EIGHTH:   The Corporation shall, to the fullest extent permitted by
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the provisions of (S) 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          NINTH:    From time to time any of the provisions of this Certificate
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of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Ninth.


          IN WITNESS WHEREOF, this Certificate of Incorporation has been duly executed on July __, 1998.



                                    /s/ Douglas C. Loviscky
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                                    Douglas C. Loviscky, Esq., Incorporator

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